Exhibit 99.1
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com.
Gibraltar Announces 30% Increase in Third Quarter Revenue
Sales Volume Leverage and Streamlined Cost Structure Drive Eightfold Increase in EPS
Buffalo, New York, November 2, 2011 — Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and nine months ended September 30, 2011.
Management Comments
“Gibraltar achieved another quarter of excellent top- and bottom-line results,” said Gibraltar Chairman and Chief Executive Officer Brian Lipke. “We grew sales 30%, including double-digit organic growth as well as a 17% increase from acquisitions. Our adjusted gross margin improved by 330 basis points, and we delivered 550% growth in adjusted income from continuing operations.”
“Gibraltar’s impressive performance reflects the success of our three-point growth strategy,” said Lipke. “This strategy includes focusing on operational excellence across the company, increasing our market share, and capitalizing on the strength of our balance sheet to make accretive acquisitions. As a result, we have been able to report consistently solid financial results in a challenging end-market environment.”
“Our long-term goal is to position Gibraltar as the low-cost global supplier,” said Gibraltar President and Chief Operating Officer Henning Kornbrekke. “We have made great strides toward that goal during the past few years through lean initiatives that have lowered our cost structure. At the same time, we have significantly reduced working capital and more effectively managed commodity costs. Our third-quarter financial performance is the result of these efforts, and we continued to make progress in each of these areas during the quarter.”
“In addition, we are aggressively executing on our organic growth strategy, which centers on launching new products, expanding our geographic market coverage, and leveraging our competitive strengths to penetrate new end markets adjacent to our core business,” said Kornbrekke. “As a result, we are continuing to shift Gibraltar’s overall business mix away from the residential building market and toward industrial construction and infrastructure, and our recent acquisitions have accelerated our progress in that direction.”

Financial Results
Net sales for the third quarter of 2011 increased 30% to $220.1 million from $169.7 million for the third quarter of 2010, including $28.9 million in revenues from two second-quarter 2011 acquisitions. GAAP income from continuing operations was $7.4 million, or $0.24 per diluted share, compared with $0.8 million, or $0.03 per diluted share for the third quarter last year. Results from the third quarter of 2011 and 2010 included after-tax special charges of $0.4 million for each period, resulting from acquisition-related costs and exit activity costs related to business restructuring. Adjusting for these items, Gibraltar’s third-quarter 2011 adjusted income from continuing operations increased 550% to $7.8 million, or $0.26 per diluted share, from $1.2 million, or $0.04 per diluted share, in the third quarter of 2010.
Adjusted gross margin increased to 19.8% in the third quarter of 2011 from 16.5% in the third quarter of 2010. The increase was primarily due to a more favorable alignment of raw material costs and customer selling prices, cost reductions, and the impact of the recent acquisitions. Adjusted selling, general and administrative expense increased 5% to $24.5 million for the third quarter of 2011 from $23.3 million a year earlier, primarily reflecting the net result of the addition of the acquisitions in the second quarter which were nearly offset by lower compensation costs. Adjusted selling, general, and administrative expenses were 11.1% of net sales, 260 basis points lower than the third quarter of 2010.
For the nine months ended September 30, total net sales increased 20% in 2011 to $592.5 million from $493.3 million in 2010. Gibraltar’s GAAP income from continuing operations for the first nine months of 2011 was $16.1 million, or $0.52 per diluted share, compared with $1.0 million, or $0.03 per diluted share, in 2010. Results for the first nine months of 2011 included after-tax special charges of $4.3 million for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. After-tax special charges for the first nine months of 2010 included $1.5 million largely resulting from an ineffective interest rate swap and restructuring charges. Adjusting for these items, Gibraltar’s first nine months of 2011 adjusted income from continuing operations was $20.4 million, or $0.67 per diluted share, compared with adjusted income from continuing operations of $2.5 million, or $0.08 per diluted share, in 2010.
Liquidity and Capital Resources
•	Gibraltar’s liquidity was $158 million as of September 30, 2011, including cash on hand of $33 million and availability under the revolving credit facility.
•	The Company invested $12.1 million in working capital since December 31, 2010, as 20% sales growth in the first nine months of 2011 increased the investment in accounts receivable and inventories. Days of net working capital, which consists of accounts receivable, inventory and accounts payable, were 63 for the third quarter of 2011, sustaining the Company’s improvement in managing working capital.
•	The Company used cash and debt available under its revolving credit facility to help finance the D.S. Brown and Pacific Award Metals acquisitions in the second quarter. The strong cash flow of the third quarter enabled the Company to fully repay all amounts drawn on the revolving credit facility in September.
•	Subsequent to quarter end, the Company amended its Senior Credit Agreement to extend the due date of the $200 million revolving credit facility for five years as well as secure a $35 million term loan commitment, reduce Gibraltar’s cost of borrowing, and provide additional financial flexibility.

Outlook
“We are enthusiastic about our growth prospects going forward,” said Lipke. “We plan to maintain our focus on operational excellence and product leadership, while at the same time, strengthening our balance sheet and considering accretive acquisitions. We have been able to deliver solid financial results without a significant recovery in our end markets. If our end markets do begin improving, we have an excellent opportunity to leverage margin growth both from incremental sales and from portfolio management as we acquire new businesses that take us further up the value chain. Looking forward near term, we are confident that Gibraltar will continue to report significantly improved year-over-year financial results, keeping in mind the lower historical seasonal demand in the first and fourth quarters of each year.”
Third Quarter Conference Call Details
Gibraltar has scheduled a conference call to review its results for the third quarter of 2011 tomorrow, November 3, 2011, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this evening, November 2, 2011. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A web cast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold the #1 or #2 positions in their markets, and serves customers across the U.S. and throughout the world from 42 facilities in 20 states, Canada, England and Germany. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairment, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, surrendered equity compensation, deferred tax valuation allowances, and interest expense recognized as a result of our interest rate swap becoming ineffective. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three and twelve months ending December 31, 2011, on February 23, 2012, and hold its earnings conference call on February 24, 2012, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$220,096	$169,741	$592,466	$493,339
Cost of sales	177,133	142,243	474,030	405,403

Gross profit	42,963	27,498	118,436	87,936
Selling, general, and administrative expense	24,602	23,262	75,463	72,078

Income from operations	18,361	4,236	42,973	15,858
Interest expense	(4,869)	(4,429)	(14,321)	(15,351)
Other (expense) income	(15)	30	46	161

Income (loss) before taxes	13,477	(163)	28,698	668
Provision for (benefit of) income taxes	6,094	(944)	12,628	(314)

Income from continuing operations	7,383	781	16,070	982

Discontinued operations:
(Loss) income before taxes	(276)	677	13,621	(27,949)
Provision for (benefit of) income taxes	193	261	6,563	(10,414)

(Loss) income from discontinued operations	(469)	416	7,058	(17,535)

Net income (loss)	$6,914	$1,197	$23,128	$(16,553)

Net income (loss) per share — Basic:
Income from continuing operations	$0.24	$0.03	$0.53	$0.03
(Loss) income from discontinued operations	(0.01)	0.01	0.23	(0.58)

Net income (loss)	$0.23	$0.04	$0.76	$(0.55)

Weighted average shares outstanding — Basic	30,554	30,325	30,474	30,295

Net income (loss) per share — Diluted:
Income from continuing operations	$0.24	$0.03	$0.52	$0.03
(Loss) income from discontinued operations	(0.01)	0.01	0.24	(0.57)

Net income (loss)	$0.23	$0.04	$0.76	$(0.54)

Weighted average shares outstanding — Diluted	30,639	30,442	30,620	30,442

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$33,055	$60,866
Accounts receivable, net of reserve of $4,298 and $3,504 in 2011 and 2010	118,325	70,371
Inventories	110,967	77,848
Other current assets	24,352	20,229
Assets of discontinued operations	—	13,063

Total current assets	286,699	242,377

Property, plant, and equipment, net	154,483	145,783
Goodwill	348,551	298,346
Acquired intangibles	96,991	66,301
Other assets	6,915	16,766
Equity method investment	—	1,345
Assets of discontinued operations	—	39,972

	$893,639	$810,890

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$80,533	$56,775
Accrued expenses	66,774	36,785
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	—	6,150

Total current liabilities	147,715	100,118

Long-term debt	206,667	206,789
Deferred income taxes	51,370	37,119
Other non-current liabilities	22,314	23,221
Liabilities of discontinued operations	—	2,790

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 30,700 and 30,516 shares issued in 2011 and 2010	307	305
Additional paid-in capital	235,902	231,999
Retained earnings	236,042	212,914
Accumulated other comprehensive loss	(3,547)	(2,060)
Cost of 281 and 219 common shares held in treasury in 2011 and 2010	(3,131)	(2,305)

Total shareholders’ equity	465,573	440,853

	$893,639	$810,890

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$23,128	$(16,553)
Income (loss) from discontinued operations	7,058	(17,535)

Income from continuing operations	16,070	982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,515	18,049
Stock compensation expense	3,895	3,599
Non-cash charges to interest expense	1,689	3,762
Other non-cash adjustments	1,437	1,167
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(35,041)	(23,419)
Inventories	(11,449)	(1,030)
Other current assets and other assets	9,606	7,348
Accounts payable	13,485	18,575
Accrued expenses and other non-current liabilities	11,331	3,670

Net cash provided by operating activities of continuing operations	30,538	32,703
Net cash (used in) provided by operating activities of discontinued operations	(3,491)	21,725

Net cash provided by operating activities	27,047	54,428

Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(107,605)	—
Purchases of property, plant, and equipment	(7,838)	(6,264)
Purchase of equity method investment	(250)	(1,000)
Net proceeds from sale of property and equipment	978	179
Net proceeds from sale of businesses	59,029	29,164

Net cash (used in) provided by investing activities of continuing operations	(55,686)	22,079
Net cash provided by (used in) investing activities of discontinued operations	2,089	(427)

Net cash (used in) provided by investing activities	(53,597)	21,652

Cash Flows from Financing Activities
Long-term debt payments	(74,260)	(58,967)
Proceeds from long-term debt	73,849	8,559
Purchase of treasury stock at market prices	(826)	(1,114)
Payment of deferred financing fees	(34)	(164)
Excess tax benefit from stock compensation	—	55
Net proceeds from issuance of common stock	10	270

Net cash used in financing activities	(1,261)	(51,361)

Net (decrease) increase in cash and cash equivalents	(27,811)	24,719

Cash and cash equivalents at beginning of year	60,866	23,596

Cash and cash equivalents at end of period	$33,055	$48,315

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2011
	As Reported	Acquisition		Adjusted
	In GAAP	Related	Restructuring	Statement of
	Statements	Costs	Costs	Operations
Net sales	$220,096	$—	$—	$220,096
Cost of sales	177,133	—	(522)	176,611

Gross profit	42,963	—	522	43,485
Selling, general, and administrative expense	24,602	(156)	7	24,453

Income from operations	18,361	156	515	19,032
Operating margin	8.3%	0.1%	0.2%	8.6%

Interest expense	(4,869)	—	—	(4,869)
Other expense	(15)	—	—	(15)

Income before income taxes	13,477	156	515	14,148
Provision for income taxes	6,094	—	240	6,334

Income from continuing operations	$7,383	$156	$275	$7,814

Income from continuing operations per share — diluted	$0.24	$0.01	$0.01	$0.26

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2010
	As Reported	Acquisition		Adjusted
	In GAAP	Related	Restructuring	Statement of
	Statements	Costs	Costs	Operations
Net sales	$169,741	$—	$—	$169,741
Cost of sales	142,243	—	(438)	141,805

Gross profit	27,498	—	438	27,936
Selling, general, and administrative expense	23,262	—	—	23,262

Income from operations	4,236	—	438	4,674
Operating margin	2.5%	0.0%	0.3%	2.8%

Interest expense	(4,429)	—	—	(4,429)
Other expense	30	—	—	30

(Loss) income before income taxes	(163)	—	438	275
Benefit of income taxes	(944)	—	12	(932)

Income from continuing operations	$781	$—	$426	$1,207

Income from continuing operations per share — diluted	$0.03	$—	$0.01	$0.04

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30, 2011
	As Reported				Adjusted
	In GAAP	Acquisition	Surrendered	Restructuring	Statement of
	Statements	Related Costs	Compensation	Costs	Operations
Net sales	$592,466	$—	$—	$—	$592,466
Cost of sales	474,030	(2,467)	—	(1,697)	469,866

Gross profit	118,436	2,467	—	1,697	122,600
Selling, general, and administrative expense	75,463	(770)	(885)	(476)	73,332

Income from operations	42,973	3,237	885	2,173	49,268
Operating margin	7.3%	0.5%	0.1%	0.4%	8.3%

Interest expense	(14,321)	—	—	—	(14,321)
Other income	46	—	—	—	46

Income before income taxes	28,698	3,237	885	2,173	34,993
Provision for income taxes	12,628	1,054	—	926	14,608

Income from continuing operations	$16,070	$2,183	$885	$1,247	$20,385

Income from continuing operations per share — diluted	$0.52	$0.08	$0.03	$0.04	$0.67

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30, 2010
	As Reported	Intangible	Ineffective		Adjusted
	In GAAP	Asset	Interest Rate	Restructuring	Statement of
	Statements	Impairment	Swap	Costs	Operations
Net sales	$493,339	$—	$—	$—	$493,339
Cost of sales	405,403	—	—	(902)	404,501

Gross profit	87,936	—	—	902	88,838
Selling, general, and administrative expense	72,078	177	—	(77)	72,178

Income from operations	15,858	(177)	—	979	16,660
Operating margin	3.2%	0.0%	0.0%	0.2%	3.4%

Interest expense	(15,351)	—	1,424	—	(13,927)
Other income	161	—	—	—	161

Income before income taxes	668	(177)	1,424	979	2,894
(Benefit of) provision for income taxes	(314)	(73)	520	260	393

Income from continuing operations	$982	$(104)	$904	$719	$2,501

Income from continuing operations per share — diluted	$0.03	$(0.00)	$0.03	$0.02	$0.08

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2010
	As		Deferred
	Reported	Exit	Tax	Intangible	Adjusted
	In GAAP	Activity	Valuation	Asset	Statement of
	Statements	Costs	Allowance	Impairment	Operations
Net sales	$144,115	$—	$—	$—	$144,115
Cost of sales	128,183	(5,459)	—	—	122,724

Gross profit	15,932	5,459	—	—	21,391
Selling, general, and administrative expense	27,291	(647)	—	—	26,644
Intangible asset impairment	77,141	—	—	(77,141)	—

Loss from operations	(88,500)	6,106	—	77,141	(5,253)
Operating margin	(61.4)%	4.3%	0.0%	53.5%	(3.6)%

Interest expense	(4,363)	—	—	—	(4,363)
Other expense	(84)	—	—	—	(84)

Loss before income taxes	(92,947)	6,106	—	77,141	(9,700)
Benefit of income taxes	(16,609)	1,374	(2,400)	14,485	(3,150)

Loss from continuing operations	$(76,338)	$4,732	$2,400	$62,656	$(6,550)

Loss from continuing operations per share — diluted	$(2.52)	$0.15	$0.08	$2.07	$(0.22)

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statement of Operations
(unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2010
	As
	Reported		Adjusted
	In GAAP	Special	Statement of
	Statements	Charges	Operations
Net sales	$637,454	$—	$637,454
Cost of sales	533,586	(6,361)	527,225

Gross profit	103,868	6,361	110,229
Selling, general, and administrative expense	99,546	(724)	98,822
Intangible asset impairment	76,964	(76,964)	—

(Loss) income from operations	(72,642)	84,049	11,407
Operating margin	(11.4)%	13.2%	1.8%

Interest expense	(19,714)	1,424	(18,290)
Other income	77	—	77

Loss before income taxes	(92,279)	85,473	(6,806)
Benefit of income taxes	(16,923)	14,166	(2,757)

Loss from continuing operations	$(75,356)	$71,307	$(4,049)

Loss from continuing operations per share — diluted	$(2.49)	$2.36	$(0.13)